                                                                   Exhibit 10.15

                                AMENDMENT NO. 1

     THIS AMENDMENT NO. 1 (the "Amendment") dated as of April 16, 1998, to the
                                ---------
Credit Agreement referenced below, is by and among PEDIATRIC SERVICES OF AMERICA, INC., a Georgia corporation, PEDIATRIC SERVICES OF AMERICA, INC., a Delaware corporation, the subsidiaries and affiliates identified herein, the lenders identified herein, and NATIONSBANK, N.A., as Administrative Agent. Terms used but not otherwise defined shall have the meanings provided in the Credit Agreement.
                              W I T N E S S E T H

     WHEREAS, a $100 million credit facility has been established in favor of Pediatric Services of America, Inc., a Georgia corporation (the "Borrower")
                                                                 --------
pursuant to the terms of that Credit Agreement dated as of August 13, 1997 (as amended and modified, the "Credit Agreement") among the Borrower, the Guarantors
                           ----------------
and Lenders identified therein, and NationsBank, N.A., as Administrative Agent;

     WHEREAS, Pediatric Services of America, Inc., a Delaware corporation (the "Company") plans to issue up to $100 million in senior subordinated notes;
--------

     WHEREAS, the issuance of the senior subordinated notes requires the consent of the Required Lenders;

     WHEREAS, the Required Lenders have agreed to the issuance of the senior subordinated notes on the terms and conditions set forth herein;

     NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

     1.  The Credit Agreement is amended in the following respects:

         1.1 In Section 1.1 the pricing grid in the definition of "Applicable Percentage" is amended to read as follows:

                                                      Eurodollar
                                                        Margin
                  Consolidated                           and
   Pricing         Leverage                Base Rate  Letter of    Commitment
    Level            Ratio                  Margin    Credit Fee       Fee
    -----            -----                  ------    ----------       ---
                     equal to
                    or greater
     I               than 4.0                  0%       1.750%        .450%

                     equal to
               or greater than 3.5
    II          but less than 4.0              0%       1.625%        .375%

                     equal to
               or greater than 3.0
   III          but less than 3.5              0%       1.500%        .325%

                     equal to
               or greater than 2.75
   IV           but less than 3.0              0%       1.375%        .300%

                     equal to
               or greater than 2.5
    V           but less than 2.75             0%       1.250%        .275%

                     equal to
               or greater than 2.0
    VI          but less than 2.5              0%       1.125%        .250%

    VII           less than 2.0                0%       1.000%        .225%


         1.2 The following definitions in Section 1.1 are amended and modified, or added, to read as follows:

               "Restricted Payment" means (i) any dividend or other
                ------------------
     distribution, direct or indirect, on account of any shares of any class of stock not or hereafter outstanding, except (A) a dividend payable solely in shares of that class to the holders of that class and (B) dividends and other distributions payable to a Credit Party, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock nor or hereafter outstanding, (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock now or hereafter outstanding, and (iv) any prepayment of principal of, and premium, if any, on the senior subordinated indebtedness referenced in Section 8.1(g) or other subordinated indebtedness permitted hereunder, or redemption, retirement, defeasance, sinking fund or other similar payments thereon or in respect thereof.

         "Consolidated Senior Funded Debt" means Funded Debt of the
         -------------------------------
     Consolidated Group which is not subordinated in right of payment to the prior payment of the obligations under this Credit Agreement and the other Credit Documents, determined on a consolidated basis in accordance with GAAP applied on a consistent basis.

         "Consolidated Senior Leverage Ratio" means, as of the last day of
          ----------------------------------
     any fiscal quarter, the ratio of Consolidated Senior Funded Debt on such day to Consolidated EBITDA determined by annualizing Consolidated EBITDA for the two consecutive fiscal quarters ending as of the date of determination.

         1.3 In Section 3.5, a new sentence shall be inserted immediately after the first sentence to read as follows:

         For purposes hereof, Swingline Loans shall not be considered usage under the Revolving Commitments.

         1.4 Section 7.9(a) is amended to read as follows:

         (a) Consolidated Leverage Ratio. As of the end of each fiscal
             ---------------------------
     quarter to occur during the periods set forth below, the Consolidated Leverage Ratio shall not be greater than:

             Closing Date through September 29, 1998      4.25:1.0
             September 30,1998 through March 30, 1999     4.00:1.0
             March 31, 1999 through September 29, 1999    3.75:1.0
             September 30, 1999 and thereafter            3.50:1.0

         1.5 A new subsection (d) is added to Section 7.9 to read as follows:

         (d) Consolidated Senior Leverage Ratio. As of the end of each
             ----------------------------------
     fiscal quarter, the Consolidated Senior Leverage Ratio shall not be greater than 2.50:1.0.

         1.6 A new subsection (c) is added to Section 7.1 to read as follows:

         (c) Additional Guaranties. Notwithstanding anything contained in
             ---------------------
     the foregoing subsections (a) and (b) of this Section 7.11, each subsidiary or affiliate of the Company and the Borrower which shall give a guaranty or other Support Obligation in respect of the senior subordinated indebtedness referenced in Section 8.1(g), shall also be joined as a Guarantor hereunder.

         1.7 In Section 8.1, subsections (g) and (h) are renumbered as (h) and
(i), respectively, and an new subsection (g) is added to read as follows:

         (g) unsecured senior subordinated indebtedness of the Company of up to $100,000,000 in aggregate principal amount issued, and subordinated Support Obligations thereof by subsidiaries relating thereto, in each case, on terms substantially as described in the Offering Memorandum attached as an Exhibit to Amendment No. 1;

         1.8. In Section 8.4(c)(ii), subsections (B) and (C) are renumbered as
(C) and (D), respectively, and a new subsection (B) is added to read as follows:

         (B) during the period from the closing Date through September 30, 1998, the cash consideration paid in any such acquisition (or series of related acquisitions) shall not exceed $1 million in any instance;

         1.9 Section 8.12 is amended to read as follows:

         Except with respect to (i) prohibitions against other encumbrances on specific Property encumbered to secure payment of particular Indebtedness (which indebtedness relates solely to such specific Property, and improvements and accretions thereto, and is otherwise permitted hereby) and
     (ii) limitations provided in the indenture relating to the senior subordinated indebtedness permitted under Section 8.1(g) as described in the Offering Memorandum attached as an Exhibit to Amendment No. 1, no member of the Consolidated Group will enter into, assume or become subject to any agreement prohibiting or otherwise restricting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired, or requiring the grant of any security for such obligation if security is given for some other obligation.

     2. This Amendment shall be effective upon satisfaction of the following conditions:

         (a) confirmation by the Administrative Agent that the terms of the indenture relating to the senior subordinated indebtedness in an aggregate principal amount of up to $100 million are consistent with the terms described in the Offering Memorandum attached;

         (b) execution of this Amendment by the Credit Parties and the Required Lenders;

         (c) receipt by the Administrative Agent of legal opinions of counsel to the Credit Parties relating to this Amendment;

         (d) receipt by the Administrative Agent of conformed copies of the indenture, notes and other operative documents relating to the senior subordinated indebtedness in an aggregate principal amount of up to $100 million; and

         (e) receipt by the Administrative Agent for the ratable benefit of the consenting Lenders of an Amendment Fee of 5 basis points on the aggregate amount of Commitments held by each of the Lenders consenting to this Amendment.

     3. Except as modified hereby, all of the terms and provisions of the Credit Agreement (including Schedules and Exhibits) shall remain in full force and effect.

     4. The Borrower agree to pay all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including without limitation the reasonable fees and expenses of Moore & Van Allen, PLLC.

     5. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and it shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart.

     6. This Amendment shall be deemed to be a contract made under, and for all purposes shall be construed in accordance with the laws of the State of North Carolina.

                  [Remainder of Page Intentionally Left Blank]

          IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

BORROWER:            PEDIATRIC SERVICES OF AMERICA, INC.,
--------             a Georgia corporation

                     By:
                        ----------------------------------------------------
                     Name: Stephen M. Mengert
                     Title: Senior Vice President and
                            Chief Financial Officer

GUARANTORS:          PEDIATRIC SERVICES OF AMERICA, INC.,
----------           a Delaware corporation

                     By:
                        ----------------------------------------------------
                     Name: Stephen M. Mengert
                     Title: Senior Vice President and Chief Financial Officer

                     PSA LICENSING CORPORATION,
                     a Delaware corporation
                     PSA PROPERTIES CORPORATION,
                     a Delaware corporation

                     By:
                        ----------------------------------------------------
                     Name: Susan E. Dignan
                     Title: President for each of the foregoing

                     PEDIATRIC SERVICES OF AMERICA, (CONNECTICUT), INC., a Connecticut corporation
                     PREMIER MEDICAL SERVICES, INC.
                     a Nevada corporation
                     PEDIATRIC HOME NURSING SERVICES, INC.,
                     a New York corporation
                     PEDIATRIC PARTNERS, INC.,
                     a Delaware corporation
                     INSURANCE MEDICAL REPORTER, INC.,
                     a California corporation
                     PREMIER NURSE STAFFING INC.,
                     a Nevada corporation
                     PREMIER CERTIFIED HOME HEALTH SERVICES, INC., a Nevada corporation
                     ARO HEALTH SERVICES, INC.
                     a Washington corporation


                     By:
                        ----------------------------------------------------
                     Name: Joseph D. Sansone
                     Title: President for each of the foregoing

LENDERS:             NATIONSBANK, N.A.
-------              individually in its capacity as a
                     Lender and in its capacity as Administrative Agent

                     By:
                        ----------------------------------------------------
                     Name:       MICHAEL S. SYLVESTER
                     Title:       Vice President

                     TORONTO DOMINION (TEXAS), INC.

                     By:
                        ----------------------------------------------------
                     Name: JIMMY SIMIEN
                     Title: Vice President

                     PNC BANK, NATIONAL ASSOCIATION

                     By:
                        ----------------------------------------------------
                     Name: JEFFREY R. DICKSON
                     Title: Vice President

                     SUNTRUST BANK, ATLANTA

                     By:
                        ----------------------------------------------------
                     Name: BRENDA ZINO
                     Title: Corporate Banking Officer

                     By:
                        ----------------------------------------------------
                     Name: JEFF SEAVEY
                     Title: Vice President

                     MELLON BANK

                     By:
                        ----------------------------------------------------
                     Name: GREGORY B. ANDERSON
                     Title: Vice President


                     CREDITANSTALT-BANKVEREIN

                     By:
                        ----------------------------------------------------
                     Name: CARL G. DRAKE
                     Title: Vice President

                     By:
                        ----------------------------------------------------
                     Name: WILLIAM E. MCCOLLUM, JR.
                     Title: Senior Associate

                                    EXHIBIT
                                    -------


                              OFFERING MEMORANDUM

                                                                               6